Exhibit 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND IN THE CASE OF (B) ABOVE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA NEW MEDIA CORP. THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CHINA NEW MEDIA CORP.
WARRANT

Warrant No. WW-A-001	Issue Date: March 7, 2011

CHINA NEW MEDIA CORP., a Delaware corporation (the "Company"), hereby certifies that, for value received, Stephen Monticelli (the “Holder”), is entitled to purchase from the Company up to a total of 50,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $1.80 per share (the "Exercise Price"), during the Exercise Period (as defined below) and subject to the terms and conditions set forth herein.  This Warrant (this "Warrant") is issued pursuant to a director appointment letter, dated as of March 7, 2011, by and between the Company and the Holder (the "Appointment Letter").

1.           Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Appointment Letter.

2.           Exercise Period.  The exercise period of this Warrant shall commence, subject to the limitations on exercise and the conditions hereinafter set forth, as follows:

(a)           At any time on or after the first anniversary of the Effective Date as set forth in the Appointment Letter (the “Initial Exercise Date”) and on or prior to the close of business on the second anniversary of the Effective Date, the Holder may exercise this Warrant for up to an aggregate total of 16,666 Warrant Shares.  The allotment of Warrant Shares for this first year will only vest if the Holder still serves as a Non-Executive Director to the Company on the first anniversary of the Effective Date.

(b)        At any time on or after the second anniversary of the Effective Date and on or prior to the close of business on the third anniversary of the Effective Date, the Holder may exercise this Warrant for up to an aggregate total of 33,333 Warrant Shares.  The allotment of Warrant Shares for this second year will only vest if the Holder still serves as a Non-Executive Director to the Company on the second anniversary of the Effective Date.

(c)        At any time on or after the third anniversary of the Effective Date and on or prior to the close of business on the fifth anniversary of the Effective Date (the “Termination Date”) but not thereafter, the Holder may exercise this Warrant for up to an aggregate total of 50,000 Warrant Shares, provided that the Holder still serves as a Non-Executive Director to the Company at such time.  If the Holder is removed, resigns or otherwise does not serve as a director of the Company for the full five year period, then the Holder shall return to the Company on a pro rata basis the number of Warrant Shares received that is proportionate to the number of months remaining in the five-year period.  The Company shall return to the Holder the purchase price paid for these returned Warrant Shares.

3.           [Reserved.]

4.           [Reserved.]

5.           Exercise and Duration of Warrants.

(a)           Exercise.  This Warrant shall be exercisable by the registered Holder at any time and from time to time during the Exercise Period set forth under Section 2 above.  At 5:00 P.M., east coast standard time on the Termination Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           Procedures for Exercise.  The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the "Exercise Notice"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date."  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Upon the execution and delivery of the Exercise Notice, the Company shall issue a New Warrant to the Holder evidencing the right to purchase the remaining number of Warrant Shares.

6.           Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or, upon the written order of the Holder, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act.  The Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.

7.           Charges, Taxes and Expenses.  Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder and the Company may require, as a condition to the transfer thereof, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Holder shall be responsible for any legal fees associated with the preparation and delivery of any opinion of counsel that may be required to be delivered upon transfer of the Warrant or any portion thereof.  The Holder shall be responsible for all other tax liability or expense that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

9.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder.  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

10.           [Reserved.]

11.           [Reserved.]

12.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares upon the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

13.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York, east coast standard time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York, east coast standard time) on any business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Appointment Agreement.

14.           Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15.           Miscellaneous.

(a)           Assignment; Successors; Amendment. This Warrant may not be assigned by the Holder. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           Further Actions.  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)           Governing Law; Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Arbitration is the sole and exclusive remedy to the parties for any dispute arising from this warrant. The parties hereby expressly waive the right to any jury or non-jury trial and hereby expressly submit to the exclusive jurisdiction of an arbitration tribunal ("Tribunal") under the auspices of the American Arbitration Association ("AAA") in the City of New York with such Tribunal composed of three arbitrators of which one is selected by each party and the third one selected by the two arbitrators already selected respectively by the parties.  The losing party shall bear the costs of the arbitration.  The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her and may grant any relief authorized by law for any properly established claim.  The interpretation and enforceability of this paragraph of this warrant shall be governed by and construed in accordance with the Federal Arbitration Act,   9 U.S.C. §1, et seq.  More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, claims arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, and any corollary state and local laws.  The Holder hereby expressly and knowingly waives his right to have any such employment-related dispute heard by a court or jury.  Notwithstanding the foregoing, the Company may apply to any court of competent jurisdiction in the State of New York for injunctive relief in connection with any breach or threatened breach by the Holder of any confidential information, and the Holder consents to jurisdiction in such courts.  The award by the Tribunal shall be exclusive, binding, final and enforceable against the parties.  In any arbitration arising out of this warrant, the prevailing party shall be entitled to request and receive an amount as and for the reasonable counsel fees and expenses incurred by the prevailing party in connection with such action, proceeding or arbitration.

(d)           Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CHINA NEW MEDIA CORP.

By:	/s/ Guojun Wang
Name:	Guojun Wang
Title:	Chief Executive Officer

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  China New Media Corp.

The undersigned is the Holder of Warrant No. WW-A-001 (the "Warrant") issued by China New Media Corp., a Delaware corporation (the "Company").  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder shall pay the sum of $___________ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated:	,	Name of Holder:

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